Exhibit 10.22

SECOND AMENDMENT TO

THE ADVISORY AGREEMENT

This SECOND AMENDMENT TO THE ADVISORY AGREEMENT is entered into as of October 27, 2011, by and between Phillips Edison — ARC Shopping Center REIT Inc. (the “Company”) and American Realty Capital II Advisors, LLC (the “Advisor”).

RECITALS

WHEREAS, the Company and the Advisor entered into that certain Advisory Agreement (the “Advisory Agreement”), dated as of July 1, 2011;

WHEREAS, the Company and the Advisor entered into that First Amendment to the Advisory Agreement, dated as of September 20, 2011; and

WHEREAS, pursuant to Section 16.2 of the Advisory Agreement, the Company and the Advisor desire to make a certain amendments to the Advisory Agreement.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to Section 8.2 of the Advisory Agreement. Effective October 1, 2011, Section 8.2 of the Advisory Agreement is hereby replaced in its entirety with the following:

8.2 Asset Management Fee. The Company shall pay the Advisor or its assignees as compensation for the services described in Section 3.3 hereof a fee (the “Asset Management Fee”) payable on the first business day of each month in the amount of 0.08333% of the Management Fee Base for the preceding monthly period and shall be payable, at the discretion of the Board of Directors of the Company, in cash, Shares or grants of restricted Shares, or any combination thereof. The Advisor shall submit an invoice to the Company, accompanied by a computation of the Asset Management Fee for the applicable period. The Asset Management Fee will be appropriately pro rated for any partial monthly period. For the purposes of the payment of any fees in Shares, (i) if at the applicable time an Offering is underway, each Share shall be valued at the per-share offering price of the Shares in such Offering minus the maximum selling commissions and dealer manager fee allowed in such Offering; and (ii) at all other times, each Share shall be valued by the Board in good faith (A) at the estimated value thereof, calculated in accordance with the provisions of NASD Rule 2340(c)(1) (or any successor or similar FINRA rule), or (B) if no such rule shall then exist, at the fair market value thereof; provided, however, that in the case of Asset Management Fees payable in grants of restricted Shares, each Share shall be valued in accordance with the provisions of the equity incentive plan of the Company pursuant to which such grants are to be made.

Notwithstanding the foregoing, the Advisor shall reimburse the Company on a quarterly basis for all or a portion of the Asset Management Fees paid to the Advisor in the immediately preceding fiscal quarter to the extent the Company’s Modified Funds From Operations (“MFFO”) for the immediately preceding fiscal quarter were less than the amount of distributions declared with respect to all record dates during such quarter, provided that the distribution rate during such quarter was no more than $0.65 per share on an annualized basis. Accordingly, the portion of the Asset Management Fee that is reimbursed with respect to the applicable period will result in the Company achieving an MFFO amount for the period that is equal to the distributions declared during such period (assuming that the shortfall was no more than the amount of total Asset Management Fees for the period). As used herein, MFFO shall be defined in accordance with the Investment Program Association Practice Guidelines 2010-01 issued in November 2010 or as subsequently modified by the Investment Program Association, with an additional adjustment to add back amounts received or receivable from the Sub-advisor or an Affiliate thereof in the form of an additional capital contribution (without any corresponding issuance of equity in the form of common or preferred shares of beneficial interest to the Sub-advisor or its Affiliate).

2.	Amendment to Section 13.3 of the Advisory Agreement. Effective October 1, 2011, Section 13.3 of the Advisory Agreement is hereby replaced in its entirety with the following:

13.1	Payments on Termination and Survival of Certain Rights and Obligations

(A) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except the Advisor (and its assignees, including the Sub-advisor) shall be entitled to receive from the Company (1) all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor or its assignees prior to termination of this Agreement, payable within 30 days after the effective date of such termination, (2) a prorated Asset Management Fee for any partial monthly period that preceded the Termination Date, and (3) to the extent not already payable pursuant to the preceding clause or to the extent not already paid, the Subordinated Share of Cash Flows and/or the Subordinated Incentive Fee payable when and as provided in Article 8; provided, that the amount of each Subordinated Share of Cash Flows and the amount of the Subordinated Incentive Fee shall be reduced by multiplying such amount by the Prorated Term Fraction.

(B) The Advisor shall promptly upon termination:

(1) pay over to the Company all money collected and held on behalf of the Company pursuant to this Agreement, if any, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(2) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(3) deliver to the Board all assets and documents of the Company then in the custody of the Advisor; and

(4) cooperate with the Company to provide an orderly transition of advisory functions.

(C) After the Termination Date, the Sub-advisor shall be entitled to receive from the Company (1) all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Sub-advisor prior to the termination of this Agreement, payable within 30 days after the effective date of such termination, (2) the Sub-Advisor’s share of a prorated Asset Management Fee for any partial monthly period that preceded the Termination Date, as assignee thereof, and (3) to the extent not already payable pursuant to the preceding clause or to the extent not already paid, the Sub-advisor’s share of the Subordinated Share of Cash Flows and/or the Subordinated Incentive Fee, as assignee thereof, payable when and as provided in Article 8; provided, that the amount of the Sub-advisor’s share of each Subordinated Share of Cash Flows and the amount of the Sub-advisor’s share of the Subordinated Incentive Fee shall be reduced by multiplying such amount by the Prorated Term Fraction.

(D) After the termination of the Sub-advisory Agreement, to the extent payments are not provided for by Section 13.3(C) (i.e., if the Sub-advisory Agreement is terminated independently of the Advisory Agreement), the Sub-advisor shall be entitled to receive from the Company, within 30 days after the effective date of such termination, all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Sub-advisor prior to the termination of the Sub-advisory Agreement.

(E) Promptly upon the termination of the Sub-advisory Agreement, the Sub-advisor shall promptly upon such termination:

(1) pay over to the Company all money, if any, collected and held on behalf of the Company pursuant to the Sub-advisory Agreement after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(2) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(3) deliver to the Board all assets and documents of the Company then in the custody of the Sub-advisor; and

(4) cooperate with the Company to provide an orderly transition of advisory or sub-advisory functions.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

PHILLIPS EDISON — ARC SHOPPING CENTER REIT INC.

By:	/s/ R. Mark Addy
	Name:	R. Mark Addy
	Title:	Chief Operating Officer

AMERICAN REALTY CAPITAL II ADVISORS, LLC

By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	President